UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1845 Walnut Street, Suite 1000 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 10, 2006, Resource Capital Corp. (“RCC”), which is externally managed and advised by Resource Capital Manager, Inc., our indirect wholly-owned subsidiary, completed the initial public offering of 4,000,000 shares of its common stock (including 1,879,200 shares sold by certain selling stockholders of RCC) at a price of $15.00 per share. Our subsidiaries, which currently own 1,000,000 shares, purchased 900,000 shares in the offering. The offering generated gross proceeds to RCC of approximately $31.8  million and net proceeds to RCC, after deducting the underwriters’ discounts and commissions and estimated offering expenses, of approximately $27.6 million. RCC did not receive any proceeds from the shares sold by the selling stockholders.

RCC’s common stock is listed on the New York Stock Exchange under the symbol “RSO”.

RCC is a specialty finance company that began operations in March 2005 and intends to elect and qualify to be taxed as a real estate investment trust for federal income tax purposes. RCC invests in a combination of real estate-related assets and, to a lesser extent, higher-yielding commercial finance assets, targeting the following asset classes: commercial real estate-related assets such as B notes, mezzanine debt and commercial mortgage-backed securities; residential real estate-related assets such as residential mortgage-backed securities; and commercial finance assets such as other asset-backed securities, syndicated bank loans, equipment leases, trust preferred securities and private equity investments principally issued by financial institutions.

A registration statement relating to RCC’s common stock has been declared effective by the Securities and Exchange Commission. A copy of the prospectus included in such registration statement may be obtained upon request from Credit Suisse, One Madison Ave., New York, NY 10010, or call 1-800-221-1037. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information in this current report is being furnished, not filed, pursuant to Regulation FD. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a determination or admission that the information in this current report is material, or that investors should consider this information before making an investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Resource America, Inc.

Date: February 10, 2006	/s/ Steven J. Kessler Steven J. Kessler Executive Vice President and Chief Financial Officer